EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Buffets Holdings, Inc. (the “Company”) on Form 10-Q for the period ending April 6, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, R. Michael Andrews, Jr., Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 5, 2005

/s/ R. Michael Andrews, Jr.
R. Michael Andrews, Jr.
Chief Operating Officer
(Principal Financial and Accounting Officer)